Exhibit 10.3

Second Amendment to Employment Agreement by and among WHX Corporation,
Handy & Harman, and James F. McCabe, Jr., effective January 4, 2009

AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) made as of this 3rd day of January, 2009, by and among WHX Corporation and Handy & Harman, including each of their parents, subsidiaries and affiliates (the “Company” or “Employer”), and James McCabe (“Executive”).

WHEREAS, Executive entered into a certain Employment Agreement (the “Agreement”), dated February 1, 2007;

WHEREAS, Employer and Executive wish to further amend the terms of the Agreement as set forth below;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, and in consideration of Executive's continued employment, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms contained in this Amendment shall, for the purposes hereof, have the same meaning ascribed to them in the Agreement unless the context hereof clearly provides otherwise or unless otherwise defined herein.

2. Base Salary Reduction. Effective January 4, 2009, Executive's base salary in effect as of December 31, 2008 shall be reduced by five percent (5%) (the “2009 5% Base Salary Reduction”).

3. Executive's Acknowledgment and Waiver. Executive acknowledges that such 2009 5% Base Salary Reduction shall not constitute a Material Diminution under the Agreement and therefore shall not provide a basis for a Material Diminution or Relocation Termination Election pursuant to Section 6(a) of the Agreement. Executive waives all claims against the Company relating to the 2009 5% Base Salary Reduction.

4. Calculation of Executive's Severance Payment. In the event that after January 4, 2009, Executive becomes eligible for a Severance Payment for any reason set forth in the Agreement that is unrelated to the 2009 5% Base Salary Reduction, the Company shall calculate the base salary component of Executive's Severance Payment (as set forth in Section 7(a)(i) of the Agreement) on the basis of the greater of: (i) Executive's base salary on the date of the termination of Executive's employment by the Company, or (ii) Executive's base salary as of December 31, 2008.

5. Miscellaneous Provisions.

(a) Except as modified by this Amendment, the Agreement and all its terms and conditions thereof shall remain in full force and effect.

(b) The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and, except as may otherwise be provided in the Agreement, as hereby modified and supplemented, their respective legal successors and assigns.

(c) This Amendment may not be changed orally but only by a writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

HANDY & HARMAN			WHX CORPORATION

By:	/s/ Peter T. Gelfman		By:	/s/ Peter T. Gelfman
	Name:	Peter T. Gelfman		Name:	Peter T. Gelfman
	Title:	Secretary		Title:	Secretary

/s/ James McCabe
James McCabe

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